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                                                                       Exhibit 5


                [VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]




                                 April 23, 2001



Board of Directors
Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, OH  43058-3500

       Re:  Registration Statement on Form S-8 under the Securities Act of 1933
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Members of the Board:

         We are familiar with the proceedings taken and proposed to be taken by Park National Corporation, an Ohio corporation (the "Company"), in connection with the adoption and approval of an amendment to the Park National Corporation 1995 Incentive Stock Option Plan (as amended, the "1995 Plan"), to make an additional 465,000 common shares, without par value (the "Common Shares"), of the Company available for issuance under the 1995 Plan; the granting of options to purchase Common Shares of the Company pursuant to the 1995 Plan; and the issuance and sale of Common Shares of the Company upon the exercise of options granted and to be granted under the 1995 Plan, as described in the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on the date hereof. The purpose of the Registration Statement is to register the additional 465,000 Common Shares reserved for issuance under the terms of the 1995 Plan pursuant to the provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated by the SEC thereunder.

         In connection with the preparation of this opinion, we have examined and are familiar with each of the following: (a) the Registration Statement; (b) the 1995 Plan; (c) the Company's Articles of Incorporation, as currently in effect; (d) the Company's Regulations, as currently in effect; and (e) certain proceedings of the directors and of the shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

         In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity

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Board of Directors
Park National Corporation
April 23, 2001
Page 2

to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to the facts material to our opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

         We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

         Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the additional 465,000 Common Shares of the Company to be registered under the Registration Statement have been issued and delivered by the Company, upon the exercise of options granted under the 1995 Plan against payment of the purchase price therefor, in accordance with the terms of the 1995 Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

         We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

         This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the additional 465,000 Common Shares pursuant to the 1995 Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated by the SEC thereunder.

                                        Sincerely,


                                        /s/ Vorys, Sater, Seymour and Pease LLP


                                        VORYS, SATER, SEYMOUR AND PEASE LLP